VOID AFTER 5:00 P.M. MOUNTAIN STANDARD TIME, ON JANUARY 16, 2006

This warrant supercedes and replaces that certain warrant for 60,000 shares at $0.40 per share dated January 16, 2001 between the parties noted below.

Neither this warrant nor the warrant stock has been registered under the securities act of 1933 or any state securities laws. The Company will not transfer the warrant stock unless (i) there is an effective registration covering such warrant or such warrant stock as the case may be, under the securities act of 1933 and applicable states securities laws, (ii) it first receives a letter from an attorney, acceptable to the board of directors or its agents, stating that in the opinion of the attorney the proposed transfer is exempt from registration under the securities act of 1933 and under all applicable state securities laws, or (iii) the transfer is made pursuant to rule 144 under the securities act of 1933.

                                 FUTUREONE, INC.
                             (a Nevada corporation)

                    Warrant for the Purchase of 60,000 Shares
                        of Common Stock, $0.001 par value



            FOR VALUE RECEIVED, FutureOne, Inc., a Nevada corporation (the "Company"), hereby certifies that

         Robin L. Morley & Mark E. Morley, as
         Tenants in Common
         101 North Cascade Avenue, Suite 310
         Colorado Springs, CO 80903

is the holder (the "Holder"), subject to the provisions of this Warrant, to purchase from the Company at any time, or from time to time during the period commencing on the date hereof and expiring at 5:00 p.m. Mountain Standard Time, on January 16, 2006 (the "Expiration Date"), up to 60,000 fully paid and non-assessable shares of Common Stock at a price of $0.40 per share (the "Exercise Price").

            As used herein, the term "Common Stock" shall mean the Company's presently authorized common stock, $.001 par value, and any stock into or for which such Common Stock may hereafter be converted or exchanged. The number of shares of Common Stock to be received upon the exercise of this Warrant may be adjusted from time to time as hereinafter set forth. The shares of Common Stock deliverable or delivered upon such exercise, as adjusted from time to time, are hereinafter referred to as "Warrant Stock."

            Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant certificate, and (in the case of loss, theft or destruction) of satisfactory indemnification, and upon surrender and cancellation of this Warrant certificate, if mutilated, the Company shall execute and deliver a new Warrant certificate of like tenor and date.

            Section 1.Exercise of Warrant. This Warrant may be exercised, subject to the requirements set forth herein, in whole, or in part, at any time during the period commencing on the date hereof, and expiring at 5:00 p.m. Mountain Standard Time on the Expiration Date set forth above, or, if such day is a day on which banking institutions in Denver, Colorado are authorized by law to close, then on the next succeeding day that shall not be such a day. Exercise shall be performed by delivery and surrender to the Company at its principal office, or at the office of its stock transfer agent, if any, of: (i) this Warrant certificate, (ii) a duly executed Warrant Exercise Form which is attached hereto as Exhibit A and (iii) payment of the aggregate Exercise Price for the number of shares specified in the Warrant Exercise Form. The Exercise Price shall be paid by certified or cashier's check (i.e., official bank check) made payable to the order of the Company. Upon receipt by the Company or stock transfer agent of the Warrant certificate, the properly completed and executed Warrant Exercise Form, and the Exercise Price, the Company shall deliver certificate(s) evidencing the shares of Common Stock so purchased within a reasonable time. If this Warrant should be exercised in part only, the Company shall also deliver to the Holder a new Warrant certificate evidencing the rights of the Holder to purchase the balance of the shares purchasable hereunder. If a person or persons other than the original Holder of this Warrant exercise all or part of this Warrant, such persons or persons shall also submit proof, satisfactory to counsel for the Company, of the right of such person or persons to exercise this Warrant. The person exercising this Warrant shall pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock on exercise of this Warrant. Holder shall also make any appropriate arrangements acceptable to the Company to provide for the amount of withholding required by applicable federal, state or foreign tax laws.

            Section 2. Reservation of Shares. The Company shall at all times reserve for issuance and delivery upon exercise of this Warrant all shares of Common Stock or other shares of capital stock of the Company (and other securities) from time to time receivable upon exercise of this Warrant. All such shares (and other securities) shall be duly authorized and, when issued upon exercise, shall be validly issued, fully paid and non-assessable.

            Section 3. No Fractional Shares. No fractional shares or script representing fractional shares shall be issued upon the exercise of this Warrant. Any fractional share shall be rounded up to a whole share.

            Section 4. Transfer.


            4.1 Securities Laws. Neither this Warrant nor the Warrant Stock have been registered under the Securities Act of 1933, as amended (the "Securities Act"), or the securities laws of any state. This warrant shall be subject to the requirement that, if at any time counsel to the Company shall determine that the listing, registration or qualification of the Warrant Stock upon any securities exchange or under any state, federal or foreign law, or the consent or approval of any governmental or regulatory body, is necessary as a condition of, or in connection with, the issuance or purchase of Warrant Stock thereunder, this warrant may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained on conditions acceptable to the Board of Directors. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration or qualification.

            4.2Personal Exercise by Holder. This Warrant shall, during the lifetime of the Holder, be exercisable only by him, or in the event of disability or incapacity, by the guardian or legal representative of the Holder. Furthermore, this Warrant shall not be transferable by the Holder, in whole or in part, other than by will or by the laws of descent and distribution. This Warrant shall not, voluntarily or involuntarily, be subjected to any lien, directly or indirectly, by operation of law, or otherwise, including execution, levy, garnishment, attachment, pledge or bankruptcy.

            4.3Indemnity. The Holder acknowledges and understands the meaning and legal consequences of this Section, and the Holder hereby agrees to indemnify and hold harmless the Company, its representatives and each officer and director thereof from and against any and all loss, damage or liability (including all attorneys' fees and costs incurred in enforcing this indemnity provision) due to or arising out of (a) the inaccuracy of any representation or the breach of any warranty of the Holder contained in, or any other breach of this Warrant, (b) any transfer of any of this Warrant or the Warrant Stock in violation of the Securities Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the rules and regulations promulgated under the Securities Act or Exchange Act or any state securities laws, (c) any transfer of this Warrant or any of the Warrant Stock not in accordance with this Warrant or (d) any untrue statement or omission to state any material fact in connection with the investment representations or with respect to the facts and representations supplied by the Holder to counsel to the Company upon which its opinion as to a proposed transfer shall have been based.

            Section 5.Rights of the Holder. The Holder shall not, by virtue hereof, be entitled to any rights of a stockholder in the Company, either at law or in equity, and the rights of the Holder are limited to those expressed in this Warrant.

Section 6.        Anti-Diltion Provisions.

            6.1 Stock Splits, Dividends, Etc.

               6.1.1 If the Company shall at any time subdivide its outstanding shares of Common Stock (or other securities at the time receivable upon the exercise of the Warrant) by recapitalization, reclassification or split-up thereof, or if the Company shall declare a stock dividend or distribute shares of Common Stock to its stockholders, the number of shares of Common Stock subject to this Warrant immediately prior to such subdivision shall be proportionately increased, and if the Company shall at any time combine the outstanding shares of Common Stock by recapitalization, reclassification or combination thereof, the number of shares of Common Stock subject to this Warrant immediately prior to such combination shall be proportionately decreased. Any such adjustment and adjustment to the Exercise Price pursuant to this Section shall be effective at the close of business on the effective date of such subdivision or combination or if any adjustment is the result of a stock dividend or distribution then the effective date for such adjustment based thereon shall be the record date therefor.

               6.1.2 Whenever the number of shares of Common Stock purchasable upon the exercise of this Warrant is adjusted, as provided in this Section, the Exercise Price shall be adjusted to the nearest cent by multiplying such Exercise Price immediately prior to such adjustment by a fraction (x) the numerator of which shall be the number of shares of Common Stock purchasable upon the exercise immediately prior to such adjustment, and (y) the denominator of which shall be the number of shares of Common Stock so purchasable immediately thereafter.

            6.2 Adjustment for Reorganization, Consolidation, Merger, Etc. In case of any reorganization of the Company (or any other corporation, the securities of which are at the time receivable on the exercise of this Warrant) shall consolidate with or merge into another corporation or convey all or substantially all of its assets to another corporation, then, and in each such case, the Holder of this Warrant upon the exercise as provided in Section 1 at any time after the consummation of such reorganization, consolidation, merger or conveyance, shall be entitled to receive, in lieu of the securities and property receivable upon the exercise of this Warrant prior to such consummation, the securities or property to which such Holder would have been entitled upon such consummation if such Holder had exercised this Warrant immediately prior thereto; in each such case, the terms of this Warrant shall be applicable to the securities or property received upon the exercise of this Warrant after such consummation.

            6.3 Certificate as to Adjustments. In each case of an adjustment in the number of shares of Common Stock receivable on the exercise of this Warrant, the Company at its expense shall promptly compute such adjustment in accordance with the terms of the Warrant and prepare a certificate executed by an officer of the Company setting forth such adjustment and showing the facts upon which such adjustment is based. The Company shall forthwith mail a copy of each such certificate to each Holder.

            Section 7. Legend and Stop Transfer Orders. Unless the shares of Warrant Stock have been registered under the Securities Act, upon exercise of any of this Warrant and the issuance of any of the shares of Warrant Stock, the Company shall instruct its transfer agent, if any, to enter stop transfer orders with respect to such shares, and all certificates representing shares of Warrant Stock shall bear on the face thereof substantially the following legend, insofar as is consistent with applicable law:

            This certificate has not been registered under the Securities Act of 1933 or any state securities laws. The Company will not transfer this certificate unless (i) there is an effective registration covering the shares represented by this certificate under the Securities Act of 1933 and all applicable state securities laws,
            (ii) it first receives a letter from an attorney, acceptable to the board of directors or its agents, stating that in the opinion of the attorney the proposed transfer is exempt from registration under the Securities Act of 1933 and under all applicable state securities laws or (iii) the transfer is made pursuant to Rule 144 under the Securities Act of 1933.

            8. Investment Purpose Representations and Risks.

            (a) As a condition to the issuance by the Company of this Warrant and Warrant Stock exercisable pursuant to this Warrant, the Holder (i) represents that the shares of Warrant Stock are being acquired for investment and not with a present intention of selling or otherwise distributing and Holder agrees to make such other representations as may be necessary in order to comply with federal and applicable state securities laws or appropriate to qualify the issuance of the Warrant Stock as exempt from the Securities Act of 1933 and any other applicable securities laws, and (ii) represent that Holder shall not dispose of the shares of Warrant Stock in violation of the Securities Act of 1933 or any other applicable securities laws. As noted in Section 7, The Company reserves the right to place a legend on any stock certificate issued pursuant to the exercise of this warrant to assure compliance with the foregoing.

            (b) Holder acknowledges that (i) an investment in the Warrant Stock involve significant risks and may represent an illiquid investment, (ii) the Holder is able to bear the economic risks of an investment in the Warrant Stock and is able to maintain his investment in the Warrant Stock for an indefinite period of time, and (iii) Holder could bear a total loss of the investment.

            (c)Holder has such knowledge and experience in financial and business matters to enable Holder to evaluate the merits and risks of an investment in the Warrant Stock. Holders without such knowledge and experience are strongly encouraged to consult with a financial, tax or legal advisor before investing in the Warrant Stock.

            (d) Holder acknowledges that at the time this Warrant was issued, the Company was a reporting company under the Securities Exchange Act of 1934 and that it files annual, quarterly and other reports with the Securities and Exchange Commission. Holder is strongly encouraged to review such filings prior to exercising this Warrant, and acknowledges that such reports may be reviewed on the SEC's web site at www.sec.gov, or copies may be obtained by contacting the Company. Holder is aware that he is afforded an opportunity to discuss matters pertinent to an investment is the Warrant Stock with the Company upon exercise.

            Section 9. Notice. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested, or delivered against receipt, if to the Holder, at his/her address as shown on the books of the Company, and if to the Company, at its principal office, 1880 Office Club Pointe, Suite 2000, Colorado Springs, Colorado 80920-5002. Any notice or other communication given by certified mail shall be deemed given at the time of certification thereof, except for a notice changing, a party's address which shall be deemed given at the time of receipt thereof.


            Section 10. Binding Effect. The provisions of this Warrant shall be binding upon and inure to the benefit of (1) the parties hereto, (2) the successors and assigns of the Company, and (3) if the Holder is a corporation, partnership, or other business entity, the successors of the Holder.

            Section 11. Pronouns. Any masculine personal pronoun shall be considered to mean the corresponding feminine or neuter personal pronoun, as the context requires.

            Section 12. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Colorado.

          Dated this ____ day of ________, 2001


FutureOne, Inc.,
a Nevada corporation

By: ________________________________


Name: Ralph R. Zanck


Title: CFO

                                   EXHIBIT A

                               NOTICE OF EXERCISE

TO:  FUTUREONE, INC.

         1. The undersigned hereby elects to purchase ____ shares of Common Stock of FutureOne, Inc. pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full.

         2. Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:


                                               --------------------
                                     (Name)


                                               -------------------

                                               -------------------
                                    (Address)


         3. The undersigned represents that the aforesaid shares of Common Stock are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned will not offer, sell or otherwise dispose of any such shares except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or any state securities law.


                                           _______________________________
                                           Signature